Exhibit 99.1

PRESS RELEASE                            SOURCE: WPCS International Incorporated

       WPCS Reports Record Revenue and Net Income in First Quarter FY2006

EXTON,  PA -- (PR  Newswire-First  Call) - September  14, 2005 - NASDAQ:  WPCS -
News) WPCS International Incorporated (WPCS), a leader in wireless infrastructure services and specialty communication systems, has reported its financial results for the first quarter ended July 31, 2005.

For the quarter ended July 31, 2005, WPCS reported total revenue of approximately $12.2 million compared to $7.3 million for the same period a year ago, which represents an increase of approximately 67%. For the first quarter of FY2006, the reported net income was approximately $315,000 or $0.08 per share. For the same period last year, the reported net income was approximately $76,000 or $0.04 per share.

For the quarter ended July 31, 2005, EBITDA, or earnings before interest, income taxes, depreciation and amortization was approximately $778,000, compared to $267,000 for the same period in the prior year. The reconciliation of net income per the Condensed Consolidated Statements of Income to the non-GAAP financial measure of EBITDA is included herein.

Other First Quarter Highlights Include:

     o    The announcement of over $17 million in new projects.
     o A contract to design the wireless distribution system for the new World Trade Center Building.
     o A contract from a major wireless carrier for services spanning 4,700 remote cell sites in 15 states.
     o The finalization of a $5 million credit facility with a commercial bank.
     o The completion of the business insurance consolidation program for cost savings.

Andrew Hidalgo, CEO of WPCS, stated: "This has obviously been a milestone quarter for WPCS, in which we have set a record in both revenue and net income. Even after a record revenue quarter, the backlog remains healthy and continues to be replenished with new contract awards. Our backlog is currently at $21 million, which we expect to recognize over the next eight months. In addition, we currently have pending bids totaling $36 million. The management team is confident that we remain on track for achieving our FY2006 financial objectives."


About WPCS International Incorporated:

WPCS International Incorporated is an engineering company that focuses on the implementation requirements of wireless technology and specialty communication systems. The company provides a range of services including site design, product integration, security, structured cabling, construction and project management. The company has an extensive customer base that includes many major corporations, government entities and educational institutions. For more information, please visit our website at www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.


Condensed consolidated statements of income and condensed consolidated balance sheets follow.

--------------------------------------------------------------------------------


Contact:

Heather Tocket / Corporate Communications Manager
WPCS International Incorporated
610-903-0400 x102
ir@wpcs.com

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                  Three Months Ended
                                                                       July 31,
                                                                  2005          2004
                                                               -----------   -----------
                                                                             (Note 1, 2)

REVENUE                                                        $12,171,639   $ 7,279,153
                                                               -----------   -----------
COSTS AND EXPENSES:
       Cost of revenue                                           9,130,091     5,619,587
       Selling, general and administrative expenses              2,263,955     1,392,691
       Depreciation and amortization                               211,467       122,031
                                                               -----------   -----------

          Total costs and expenses                              11,605,513     7,134,309
                                                               -----------   -----------
OPERATING INCOME                                                   566,126       144,844

OTHER EXPENSE:

       Interest expense                                             38,765         1,113
                                                               -----------   -----------

INCOME BEFORE INCOME TAX PROVISION                                 527,361       143,731

Income tax provision                                               212,083        67,356
                                                               -----------   -----------
NET INCOME                                                     $   315,278   $    76,375
                                                               ===========   ===========
Basic net income per common share                              $      0.08   $      0.04
                                                               ===========   ===========
Diluted net income per common share                            $      0.08   $      0.04
                                                               ===========   ===========
Basic weighted average number of common shares outstanding       3,821,385     1,737,498
                                                               ===========   ===========
Diluted weighted average number of common shares outstanding     3,835,335     1,768,783
                                                               ===========   ===========

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
                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                JULY 31,     APRIL 30,
                                             ASSETS                                              2005          2005
                                                                                              -----------   -----------
                                                                                              (Unaudited)
CURRENT ASSETS:
       Cash and cash equivalents                                                              $ 2,308,740   $   989,252
       Accounts receivable, net of allowance of $75,786 at July 31, 2005 and April 30, 2005     9,784,349     9,907,316
       Costs and estimated earnings in excess of billings on uncompleted contracts              1,429,122       908,955
       Inventory                                                                                  818,662       885,624
       Prepaid expenses and other current assets                                                  835,410       536,331
       Deferred income taxes                                                                       77,000       112,000
                                                                                              -----------   -----------
          Total current assets                                                                 15,253,283    13,339,478

PROPERTY AND EQUIPMENT, net                                                                     1,574,813     1,560,271

CUSTOMER LISTS, net                                                                             1,083,972     1,158,388

GOODWILL                                                                                       14,027,312    13,961,642

DEBT ISSUANCE COSTS, net                                                                          150,174             -

OTHER ASSETS                                                                                      167,044       156,932
                                                                                              -----------   -----------

          Total assets                                                                        $32,256,598   $30,176,711
                                                                                              ===========   ===========

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
                 WPCS INTERNATIONAL INCORPRATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                   JULY 31,        APRIL 30,
                              LIABILITIES AND SHAREHOLDERS' EQUITY                                   2005            2005
                                                                                                 ------------    ------------
                                                                                                  (Unaudited)
CURRENT LIABILITIES:
       Borrowings under line of credit                                                            $         -    $    382,281
       Current portion of capital lease obligation                                                      1,399           2,073
       Current portion of loans payable                                                               192,316         187,420
       Accounts payable and accrued expenses                                                        4,752,684       5,338,813
       Billings in excess of costs and estimated earnings on uncompleted contracts                  1,478,919       1,204,491
       Due to shareholders                                                                            172,995         915,290
       Income taxes payable                                                                           287,151          24,790
       Deferred income taxes                                                                          170,000         139,000
                                                                                                 ------------    ------------
          Total current liabilities                                                                 7,055,464       8,194,158


Borrowings under line of credit                                                                     3,000,000               -
Loans payable, net of current portion                                                                 290,758         261,455
Due to shareholders, net of current portion                                                           927,005         927,005
Deferred income taxes                                                                                 313,000         439,000
                                                                                                 ------------    ------------
          Total liabilities                                                                        11,586,227       9,821,618
                                                                                                 ------------    ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

       Preferred Stock - $0.0001 par value, 5,000,000 shares authorized, none issued                        -               -

       Common Stock - $0.0001 par value, 75,000,000 shares authorized, 3,821,385 shares issued
       and outstanding at July 31, 2005 and April 30, 2005                                                382             382
       Additional paid-in capital                                                                  21,107,240      21,107,240
       Accumulated deficit                                                                           (437,251)       (752,529)
                                                                                                 ------------    ------------
          Total shareholders' equity                                                               20,670,371      20,355,093
                                                                                                 ------------    ------------
          Total liabilities and shareholders' equity                                             $ 32,256,598    $ 30,176,711
                                                                                                 ============    ============

Note 1. Reflects the retroactive effect of the January 10, 2005 one-for-twelve reverse stock split.

Note 2. Certain reclassifications have been made to prior period financial statements to conform to current presentation.


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
Reconciliation of Non-GAAP Financial Measures (Unaudited)

EBITDA:

Reconciliation of net income per the Condensed Consolidated Statements of Income to EBITDA:

                                         Quarter ended          Quarter ended
                                         July 31, 2005          July 31, 2004
                                         -------------          --------------

Net income                                  $315,278               $ 76,375

Plus:
     Income tax provision                    212,083                 67,356
     Interest expense                         38,765                  1,113
     Depreciation & amortization             211,467                122,031
                                         -------------          --------------

EBITDA                                      $777,593               $266,875
                                         =============          ==============

EBITDA is defined as earnings before interest expense, income taxes, and depreciation and amortization. Our measure of EBITDA may not be comparable to similarly titled measures of other companies. WPCS management believes that the non-GAAP financial information provides investors a useful indicator to understand our operating results. WPCS management uses such non-GAAP financial measures internally to evaluate the Company's operating performance and to determine compliance with debt covenants under the credit facility.



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